Exhibit 99.1

Fourth Quarter News Release and Statistical Supplement (Unaudited)

January 30, 2007

INVESTOR RELATIONS CONTACTS:	Neal Fuller, 206-545-5537
Karin G. Van Vleet, 206-925-1382
MEDIA RELATIONS CONTACT:	Paul Hollie, 206-545-3048

SAFECO REPORTS STRONG FOURTH QUARTER RESULTS,

RECORD NET INCOME FOR 2006

SEATTLE—(January 30, 2007)—

Highlights

•	Achieved strong net income and underwriting results across all core business lines

•	Repurchased $603 million in common stock in the quarter

•	Reduced annualized expense run rate by $75 million in 2006, the majority to be reinvested in the business

•	Targeting additional expense run-rate savings of $50-$75 million for 2007

Summary Financial Results, after tax (In millions except per-share data)	3 Months Ended December 31		12 Months Ended December 31
	2006	2005	2006	2005
Net Income	$216.4	$190.7	$880.0	$691.1
Per Diluted Share of Common Stock	$1.96	$1.53	$7.51	$5.43

Net Income	$216.4	$190.7	$880.0	$691.1
Gains on Sales of Real Estate	(8.6)	—	(109.6)	—
Losses on Debt Repurchases	1.0	—	2.9	2.6
Contribution to Safeco Insurance Foundation	—	—	19.5	—
Net Realized Investment Gains	(1.5)	(6.4)	(11.7)	(43.5)

*Operating Earnings	$207.3	$184.3	$781.1	$650.2

Weighted Average Shares Outstanding (Diluted)	110.3	124.8	117.1	127.2

*	Operating Earnings is Net Income excluding Net Realized Investment Gains, Gains on Sales of Real Estate, Losses on Debt Repurchases and Contribution to Safeco Insurance Foundation. Measures used in this news release that are not based on U.S. generally accepted accounting principles (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the SEC and online at http://www.safeco.com/irsupplements .

Safeco (NYSE: SAF) reported net income for fourth-quarter 2006 of $216.4 million, or $1.96 per diluted share. This compares with net income of $190.7 million, or $1.53 per diluted share, for the same period last year. For the full year, Safeco produced its best-ever net income result of $880.0 million, or $7.51 per diluted share, compared with $691.1 million, or $5.43 per diluted share, in 2005.

After-tax net realized investment gains for the fourth quarter were $1.5 million, compared with $6.4 million in the same period of 2005. For the full year, after-tax net realized investment gains were $11.7 million, compared with $43.5 million in 2005.

Operating earnings, which exclude net realized investment gains, gains on sales of real estate, losses on debt repurchases and contribution to the Safeco Insurance Foundation, were $207.3 million for the quarter, compared with $184.3 million in the same quarter of 2005. For full-year 2006, operating earnings were $781.1 million, up from $650.2 million in 2005.

“I’m encouraged by the momentum we established throughout 2006,” said Paula Rosput Reynolds, Safeco president and chief executive officer. “The fourth-quarter and full-year results are tangible evidence that when Safeco commits to a direction, it will deliver.”

The overall property and casualty (P&C) combined ratio was 87.2 for the fourth quarter versus 89.1 in the same quarter last year. The combined ratio for the full year was 87.3, compared with 91.1 a year ago. (Combined ratio is the percentage of each premium dollar spent on claims and expenses – the lower the ratio, the better the performance.)

Pretax catastrophe losses for the fourth quarter were $36.1 million, primarily due to estimated losses from the Pacific Northwest windstorm in December. Pretax catastrophe losses were $51.4 million in the prior-year period, stemming largely from Hurricane Wilma. After reinsurance, pretax catastrophe losses were $155.3 million for the year, compared with $267.4 million in 2005, primarily from Hurricanes Katrina and Rita.

Safeco’s annualized return on equity (ROE) for the fourth quarter was 21.1 percent. Annualized operating ROE – measured using operating earnings and excluding from equity unrealized gains or losses on bonds – was 20.9 percent for the quarter. For the full year, ROE was 21.9 percent, and operating ROE was 20.0 percent.

Total revenues in the fourth quarter were $1.53 billion, compared with $1.59 billion in 2005. For the full year, total revenues were $6.29 billion, compared with $6.35 billion in 2005. Operating revenues, which exclude net realized investment gains and gains on sales of real estate, were $1.52 billion for the quarter – down 4.3 percent from the same period in 2005. For the full year, operating revenues decreased 2.7 percent to $6.12 billion compared with $6.29 billion in 2005.

Net earned premiums were $1.39 billion for the quarter, a 4.9 percent decrease from last year. For the full year, net earned premiums were $5.61 billion, compared with $5.81 billion in 2005 – a 3.4 percent decrease.

Net written premiums were $1.34 billion for the fourth quarter, down 3.2 percent compared with the year-ago period. For the full year, net written premiums were $5.64 billion, compared with $5.80 billion in 2005.

Year-over-year revenue and premium growth was affected by the April 2006 sale of Safeco Financial Institution Solutions (SFIS), the company’s lender-placed property insurance business. Excluding SFIS premiums from both periods, net written premiums in the fourth quarter declined 0.2 percent from the same quarter of 2005, and net earned premiums declined 2.2 percent from the year-ago period. Excluding SFIS premiums from both years, net written premiums in 2006 were down 1.5 percent from 2005, and net earned premiums in 2006 were down 2.1 percent from 2005.

P&C pretax net investment income for the quarter was $120.9 million, an increase of 1.6 percent compared with the same period last year. For the full year, P&C pretax net investment income increased 3.5 percent to $476.6 million from $460.6 million in 2005.

P&C after-tax net investment income for the quarter was $94.6 million, an increase of 6.8 percent, compared with the same quarter last year. P&C after-tax net investment income for the year was $366.1 million, up 7.7 percent from $340.0 million in 2005.

Expense Savings

Safeco met its announced 2006 goal to reduce the annualized expense run rate by $75 million. As previously disclosed, most of the savings will be reinvested in the business, including an estimated $45 million annualized increase in compensation paid to independent agents.

Safeco recorded $3.0 million in restructuring and asset impairment charges associated with the actions taken in the fourth quarter. For the full year, these charges totaled $25.7 million.

Safeco is targeting an additional $50-$75 million reduction in its annualized expense run rate by year-end 2007. These projected savings are consistent with Safeco’s previously announced strategy to achieve greater competitiveness.

Safeco Personal Insurance

Safeco Auto reported a quarterly pretax underwriting profit of $48.5 million, compared with $18.6 million in the same period last year. Auto’s combined ratio was 92.7 in the quarter, compared with 97.3 a year ago. Favorable prior-year reserve development was $29.2 million in fourth-quarter 2006, compared with $5.8 million in the same period of 2005. Catastrophe losses were comparable for both periods.

For the full year, Auto posted a $244.1 million pretax underwriting profit, compared with $139.6 million in 2005. The full-year Auto combined ratio was 91.0, compared with 95.1 for 2005.

Auto net written premiums declined 4.8 percent in the quarter compared with the prior-year period. Policies in force (PIF) at the end of the fourth quarter decreased 4.1 percent from the year-ago level. New-business policies in the fourth quarter decreased 5.7 percent compared with the same quarter a year ago, and retention remained constant relative to the prior-year period. Preferred Auto PIF decreased by 0.5 percent from the same period a year ago, and new business among preferred customers was up 8.3 percent.

“Our production is showing real improvement, thanks to the initiatives we put in place over the last two quarters. We’re optimistic that we’re on the right track in personal auto,” said Michael Hughes, Safeco executive vice president of Insurance Operations.

Safeco Property, which includes homeowners, landlord protection and related coverages, produced a quarterly pretax underwriting profit of $32.1 million, compared with $52.5 million in the same period a year ago. Property’s combined ratio was 86.1 in the quarter, compared with 77.3 in the same quarter of 2005. The combined ratio in the fourth quarter of 2006 included $28.1 million in pretax catastrophe losses and $1.9 million of favorable prior-year reserve development, compared with $17.4 million in pretax catastrophe losses and $12.1 million of favorable prior-year reserve development in the same quarter of 2005. The majority of the fourth quarter 2006 catastrophe losses was associated with the December windstorm in the Pacific Northwest.

For the full year, Property delivered a $163.7 million underwriting profit, compared with $198.2 million in 2005. The 2006 Property combined ratio was 82.0, compared with 78.3 for 2005.

Property net written premiums (excluding Florida, where Safeco exited the personal property market) grew 4.7 percent in the quarter compared with a year ago, while PIF grew 4.0 percent from the prior-year level. New-business policies increased 40.0 percent compared with the same quarter a year ago, and retention (excluding Florida) increased to 86.0 percent from 85.1 percent.

Safeco Business Insurance

Safeco Business Insurance (SBI) reported a pretax underwriting profit of $58.9 million in the fourth quarter, compared with $104.7 million for the same period in 2005. The combined ratio for the quarter was 84.5, compared with 73.0 a year ago.

For the full year, SBI produced a $230.9 million underwriting profit, compared with $223.4 million in 2005. The 2006 SBI combined ratio was 84.7, compared with 85.6 for 2005.

SBI Regular – Safeco’s core commercial line serving small- to mid-sized businesses – reported a pretax underwriting profit of $36.5 million in the quarter, compared with $47.9 million for the same period last year. The SBI Regular combined ratio was 88.4 in the fourth quarter, compared with 85.0 in the same period last year. Fourth-quarter 2006 pretax results included $4.9 million of favorable prior-year reserve development, compared with $20.5 million of favorable prior-year reserve development in the same period a year ago.

For the full year, SBI Regular reported $162.2 million in underwriting profit, compared with $144.7 million in 2005. The 2006 SBI Regular combined ratio was 87.0, compared with 88.6 in 2005.

SBI Regular net written premiums rose 4.5 percent during the fourth quarter compared with the same period last year. SBI Regular PIF increased 0.4 percent from a year ago. New-business policies issued during the quarter increased 16.7 percent compared with the same quarter last year, and the retention rate of existing customers increased slightly to 80.0 percent from 79.5 percent in 2005. For commercial products delivered over Safeco’s automated underwriting platform, PIF increased 5.2 percent from the year-ago level.

“Our commercial multi-peril product on the automated Safeco Now® platform is continuing to gain traction in the marketplace,” said Hughes. “That, along with competitive rates and ease of doing business, has helped us to generate solid growth performance.”

Safeco’s Special Accounts Facility, which writes selected large-commercial accounts and three specialty commercial programs, reported a pretax underwriting profit of $22.4 million in the quarter. This compares with a $56.8 million pretax underwriting profit in last year’s fourth quarter. Special Account Facility’s combined ratio was 65.7 in the period, compared with 19.3 last year. Results for the fourth quarter of 2006 included $3.2 million of favorable prior-year reserve development, compared with $41.3 million of favorable prior-year reserve development in the fourth quarter of 2005.

For the full year, Special Accounts Facility reported $68.7 million in underwriting profit, compared with $78.7 million in 2005. The 2006 Special Accounts Facility combined ratio was 74.0, compared with a 72.2 combined ratio in 2005.

Surety

Safeco Surety reported its most profitable year ever with a pretax underwriting profit of $32.7 million in the quarter, compared with $18.6 million for the same period in 2005.

Surety’s combined ratio was 58.9 for the quarter, compared with 73.8 a year ago. Fourth-quarter net written premiums grew 15.6 percent compared with the same period last year.

For the full year, Surety generated a $98.4 million underwriting profit, compared with $55.0 million in 2005. The 2006 Surety combined ratio was 66.9, compared with 78.9 for 2005.

P&C Other

The P&C Other segment, which includes results from operations that Safeco has exited or placed in runoff, including Safeco Financial Institution Solutions (SFIS), which was sold in April 2006, had a pretax underwriting loss of $1.7 million in the fourth quarter. In fourth-quarter 2005, P&C Other recorded a $34.1 million pretax underwriting loss, driven primarily by pretax catastrophe losses in SFIS of $24.1 million related mainly to Hurricanes Katrina and Rita.

For the full year, P&C Other had a $54.4 million pretax underwriting loss, compared with a $103.9 million loss in 2005.

Capital Management

On Nov. 7, 2006, Safeco repurchased 10.2 million shares, or 8.8 percent, of its outstanding common stock through an Accelerated Share Repurchase (ASR) program. The shares were purchased from a dealer at $58.75 per share, for a cost of $603.1 million.

During 2006, Safeco repurchased an aggregate 20.7 million shares, or 16.7 percent, of its outstanding common stock for $1.17 billion. At year-end, approximately 4.8 million shares remained available for repurchase under board-approved programs.

Additional Financial Information Available

Safeco estimates its catastrophe losses using its knowledge of severity and reporting patterns from past events as well as claims data and assumptions specific to each catastrophe. Due to the nature of catastrophe losses, their complexity, and legal, regulatory and other uncertainties affecting the estimation of such losses, Safeco expects to continually refine its estimates of catastrophe losses until all uncertainties are resolved.

Safeco uses both GAAP and non-GAAP financial measures to track the performance of its operations. The definition of each non-GAAP measure and reconciliation to the most directly comparable GAAP measure are included in Safeco’s Form 8-K that will be furnished to the U.S. Securities and Exchange Commission today.

The Form 8-K will include this news release and Safeco’s summary financial results, consolidated statements of income and balance sheets in the company’s fourth-quarter and full-year financial supplement.

Safeco’s fourth-quarter and year-end press release, financial supplement and Form 8-K are available online at http://www.safeco.com/irsupplements.

Management Reviews Results on Webcast

Safeco’s senior management team will discuss the company’s fourth-quarter and full-year performance with analysts today at 12 p.m., Eastern Time (9 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, homeowners, and small- and mid-sized businesses principally through a national network of independent agents and brokers. More information about Safeco can be found at www.safeco.com.

###

FORWARD-LOOKING INFORMATION CONTAINED IN THIS

NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to Safeco’s anticipated financial performance, expense reduction initiatives, business prospects and plans, and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release, including changes in general economic and business conditions in the insurance industry, and changes in our business strategies. Additional information on factors that may impact these forward-looking statements can be found in Item 1A “Risk Factors” in our 2005 Annual Report on Form 10-K.

Financial Supplement

Fourth Quarter, 2006

On January 1, 2006 we made minor revisions to our segments, which are more reflective of how these segments are managed. Our Asbestos and Environmental results, previously in SBI Regular and SBI Special Accounts Facility, are now included in P&C Other. P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff, and other product lines that we have exited. All prior periods have been restated to reflect the revised presentation.

Due to the sale of our lender placed property insurance business, Safeco Financial Institution Solutions (SFIS), we changed the way we manage the business line; we reclassified SFIS results from SBI Special Account Facility to P&C Other in the fourth quarter of 2006. Prior periods have been restated to reflect the revised presentation.

This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the Securities and Exchange Commission in the Company’s quarterly 10-Q and annual 10-K filings.

Neal Fuller

Vice President – Finance & Treasurer

206-545-5537

neaful@safeco.com

Karin G. Van Vleet

Director, Investor Relations

206-925-1382

karinv@safeco.com

Safeco Corporation – January 30, 2007 – Page SS-1

Financial Measures Used by Safeco

(Amounts are in millions, except ratio and per share information.)

How We Report Our Results

Property & Casualty (P&C) businesses include the following segments:
Safeco Personal Insurance (SPI)
Auto
Property
Specialty
Safeco Business Insurance (SBI)
SBI Regular
SBI Special Accounts Facility
Surety
P&C Other

Corporate includes all other activities, primarily the financing of our business activities.

Certain reclassifications have been made to the prior-year amounts to conform to the current-year presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues of our operations. It excludes net realized investment gains that can fluctuate significantly and distort a comparison between periods. It also excludes gains on real estate sales. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.

	Three Months Ended December 31		Year Ended December 31
	2006	2005	2006	2005
Total Revenues	$1,532.7	$1,594.3	$6,289.9	$6,350.9
Net Realized Investment Gains	(3.2)	(9.2)	(3.8)	(60.4)
Gains on Sales of Real Estate	(13.3)	—	(168.7)	—

Operating Revenues	$1,516.2	$1,585.1	$6,117.4	$6,290.5

Safeco Corporation – January 30, 2007 – Page SS-2

Operating Earnings and Operating Earnings per Share

Operating Earnings is a non-GAAP financial measure that we use to assess the profitability of our operations. In the determination of Operating Earnings, we exclude net realized investment gains, gains on real estate sales, losses on debt repurchases and contributions to Safeco Insurance Foundation from Net Income. Net realized investment gains can fluctuate significantly and distort a comparison between periods. The following table reconciles Operating Earnings to Net Income, the most directly comparable GAAP measure.

	Three Months Ended December 31		Year Ended December 31
	2006	2005	2006	2005
Net Income	$216.4	$190.7	$880.0	$691.1
Net Realized Investment Gains, Net of Taxes	(1.5)	(6.4)	(11.7)	(43.5)
Gains on Sales of Real Estate, Net of Taxes	(8.6)	—	(109.6)	—
Losses on Debt Repurchases, Net of Taxes	1.0	—	2.9	2.6
Contribution to Safeco Insurance Foundation, Net of Taxes	—	—	19.5	—

Operating Earnings	$207.3	$184.3	$781.1	$650.2

Operating Earnings Per Share	$1.88	$1.48	$6.67	$5.11

Weighted Average Shares Outstanding – Diluted	110.3	124.8	117.1	127.2

Operating Return on Equity

Operating Return on Equity is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized operating earnings (see calculation below) for the most recent quarter by the average shareholders’ equity for the quarter using a simple average of the beginning and ending balances for the quarter, excluding from equity after-tax unrealized investment gains on fixed maturities. This ratio provides management with an additional measure to evaluate our results excluding the unrealized changes in the valuation of our fixed maturities portfolio that can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.

	Three Months Ended December 31		Year Ended December 31
(ANNUALIZED)	2006	2005	2006	2005
Net Income	$216.4	$190.7	$880.0	$691.1
Average Shareholders’ Equity	4,098.9	4,066.1	4,026.3	4,022.8
Return on Equity Based on Annualized Net Income	21.1%	18.8%	21.9%	17.2%

Operating Earnings	$207.3	$184.3	$781.1	$650.2

Average Shareholders’ Equity	$4,098.9	$4,066.1	$4,026.3	$4,022.8
Unrealized Fixed Maturities Investment Gains, Net of Taxes	(137.7)	(114.5)	(123.6)	(162.2)

Adjusted Average Shareholders’ Equity	$3,961.2	$3,951.6	$3,902.7	$3,860.6
Operating Return on Equity	20.9%	18.7%	20.0%	16.8%

Safeco Corporation – January 30, 2007 – Page SS-3

Net Written Premiums

Net written premiums are a non-GAAP measure representing the amount of premium charged for policies issued with effective dates during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. We view net written premiums as a measure of business production for the period under review and as a leading indicator of net earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income.

	Three Months Ended December 31		Year Ended December 31
	2006	2005	2006	2005
Net Earned Premiums	$1,388.2	$1,459.9	$5,608.3	$5,805.4
Change in Unearned Premiums	(49.9)	(77.4)	33.6	(3.3)

Net Written Premiums	$1,338.3	$1,382.5	$5,641.9	$5,802.1

Underwriting Profit and Combined Ratios

Underwriting profit is our net earned premiums less our losses from claims, loss adjustment expenses and underwriting expenses on a pretax basis. We view underwriting profit as a critical measure to assess the underwriting effectiveness of our operations and to evaluate the results of our business units. Our investment portfolio is managed separately from our underwriting activities and, therefore, net investment income and net realized investment gains are discussed separately. The following table reconciles underwriting profit to Income before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income. Combined ratios are a standard industry measure of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.

	Three Months Ended December 31		Year Ended December 31
	2006	2005	2006	2005
Income before Income Taxes	$289.1	$277.3	$1,239.5	$985.7
Net Realized Investment Gains	(3.2)	(9.2)	(3.8)	(60.4)
Corporate Results before Income Taxes	21.8	10.2	61.1	47.8
Property & Casualty Net Investment Income	(120.9)	(119.0)	(476.6)	(460.6)
Gains on Sales of Real Estate	(13.3)	—	(168.7)	—
Contribution to Safeco Insurance Foundation	—	—	30.0	—
Restructuring and Asset Impairment Charges	3.0	0.2	25.7	2.7
Losses on Debt Repurchases	1.6	—	4.5	4.0

Underwriting Profit	$178.1	$159.5	$711.7	$519.2

Other Information in this Supplement

Catastrophes are events resulting in losses greater than $500,000, involving multiple claims and policyholders.

Certain reclassifications have been made to the prior year to conform to the current-year presentation.

NM = Not Meaningful

Safeco Corporation – January 30, 2007 – Page SS-4

Safeco Corporation – January 30, 2007

Safeco Corporation

Key Metrics

(In Millions Except Per Share Data)

	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	Full Year 2006	Full Year 2005	Change

Net Income	$216.4	$255.7	$199.7	$208.2	$190.7	$880.0	$691.1	27%

Net Income Per Share	1.96	2.20	1.68	1.69	1.53	7.51	5.43	38%

Net Income Return on Equity annualized	21.1%	24.9%	20.1%	20.5%	18.8%	21.9%	17.2%	4.7

Net Realized Investment Gains (Losses), after tax	$1.5	$25.2	$(24.8)	$9.8	$6.4	$11.7	$43.5	-73%

Operating Earnings, after tax	207.3	170.3	204.2	199.3	184.3	781.1	650.2	20%

Operating Earnings Per Share	1.88	1.46	1.71	1.61	1.48	6.67	5.11	31%

Operating Return on Equity (Pre-FAS 115) annualized	20.9%	16.9%	20.6%	19.9%	18.7%	20.0%	16.8%	3.2

Operating Return on Equity annualized	20.2%	16.6%	20.5%	19.5%	18.1%	19.4%	16.2%	3.2

Operating Revenues	$1,516.2	$1,514.3	$1,540.3	$1,546.6	$1,585.1	$6,117.4	$6,290.5	-3%
% Chg Prior Year Same Qtr	-4.3%	-4.3%	-2.3%	0.0%	2.1%

Property & Casualty
Combined Ratio	87.2%	88.7%	86.7%	86.9%	89.1%	87.3%	91.1%	-3.8

Impact of Catastrophes	2.6%	1.6%	4.3%	2.5%	3.8%	2.8%	4.5%	-1.7

Net Earned Premiums	$1,388.2	$1,383.4	$1,414.8	$1,421.9	$1,459.9	$5,608.3	$5,805.4	-3%
% Chg Prior Year Same Qtr	-4.9%	-5.3%	-2.9%	-0.5%	1.6%

Net Written Premiums	$1,338.3	$1,425.7	$1,459.8	$1,418.1	$1,382.5	$5,641.9	$5,802.1	-3%
% Chg Prior Year Same Qtr	-3.2%	-3.8%	-2.8%	-1.2%	-0.8%

Book Value Per Share	$37.29	$36.99	$33.91	$33.57	$33.38	$37.29	$33.38	12%
% Chg Prior Year Same Qtr	11.7%	14.5%	2.5%	7.1%	8.1%

Book Value Per Share (Pre-FAS 115)	$35.95	$35.83	$33.87	$33.22	$32.52	$35.95	$32.52	11%
% Chg Prior Year Same Qtr	10.5%	14.4%	7.8%	9.5%	11.5%

Certain reclassifications have been made to the prior periods to conform to the current presentation.

Safeco Corporation – January 30, 2007 – Page SS-5

Safeco Corporation

Consolidated Statements of Income

(In Millions Except Per Share Data)

	Three Months Ended December 31		Year Ended December 31
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
REVENUES
Net Earned Premiums	$1,388.2	$1,459.9	$5,608.3	$5,805.4
Net Investment Income	128.0	125.2	509.1	485.1
Net Realized Investment Gains	3.2	9.2	3.8	60.4
Gains on Sales of Real Estate	13.3	—	168.7	—

Total Revenues	1,532.7	1,594.3	6,289.9	6,350.9

EXPENSES
Losses and Loss Adjustment Expenses	814.8	874.7	3,279.8	3,635.0
Amortization of Deferred Policy Acquisition Costs	229.2	245.4	927.9	973.1
Other Underwriting and Operating Expenses	172.2	174.2	691.1	661.8
Interest Expense	22.8	22.5	91.4	88.6
Restructuring and Asset Impairment Charges	3.0	0.2	25.7	2.7
Losses on Debt Repurchases	1.6	—	4.5	4.0
Contribution to Safeco Insurance Foundation	—	—	30.0	—

Total Expenses	1,243.6	1,317.0	5,050.4	5,365.2

Income before Income Taxes	289.1	277.3	1,239.5	985.7

Provision (Benefit) for Income Taxes on:
Income before Net Realized Investment Gains	71.0	83.8	367.4	277.7
Net Realized Investment Gains	1.7	2.8	(7.9)	16.9

Total Provision for Income Taxes	72.7	86.6	359.5	294.6

Net Income	$216.4	$190.7	$880.0	$691.1

INCOME PER SHARE OF COMMON STOCK
Net Income Per Share of Common Stock - Diluted	$1.96	$1.53	$7.51	$5.43

Net Income Per Share of Common Stock - Basic	$1.98	$1.54	$7.56	$5.49

Dividends Declared per Share	$0.30	$0.25	$1.15	$0.97

Average Number of Shares Common Outstanding During the Period:
Diluted	110.3	124.8	117.1	127.2
Basic	109.4	123.6	116.4	125.9

Safeco Corporation - January 30, 2007 - Page SS-6

Safeco Corporation

Consolidated Balance Sheets

(In Millions)

	December 31 2006	December 31 2005
	(Unaudited)
ASSETS
Investments
Available-for-Sale Securities:
Fixed Maturities, at Fair Value (Cost or amortized cost: $8,901.6; $9,199.1)	$9,119.0	$9,361.9
Marketable Equity Securities, at Fair Value (Cost: $1,018.4; $737.7)	1,529.7	1,123.5
Other Invested Assets	14.3	10.7

Total Investments*	10,663.0	10,496.1
Cash and Cash Equivalents	287.6	556.3
Accrued Investment Income	126.5	131.4
Premiums and Service Fees Receivable	1,085.6	1,084.7
Deferred Policy Acquisition Costs	383.9	376.4
Reinsurance Recoverables	429.9	447.0
Property and Equipment for Company Use (At cost less accumulated depreciation: $205.5; $307.6)	130.4	323.1
Real Estate Held-for-Sale (At cost less accumulated depreciation: $41.8)	—	35.1
Current Income Taxes Recoverable	74.8	51.7
Net Deferred Income Tax Assets	143.7	280.4
Other Assets	114.6	130.2
Securities Lending Collateral	759.0	974.6

Total Assets	$14,199.0	$14,887.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and Loss Adjustment Expense Reserves	$5,171.4	$5,358.2
Unearned Premiums	2,175.3	2,139.8
Debt **	1,250.0	1,307.0
Other Liabilities	899.1	982.8
Securities Lending Payable	759.0	974.6

Total Liabilities	10,254.8	10,762.4

Commitments and Contingencies	—	—

Restricted Stock Rights	16.3	—

Preferred Stock, No Par Value
Shares Authorized: 10.0
Shares Issued and Outstanding: None	—	—
Common Stock, No Par Value
Shares Authorized: 300.0
Shares Reserved for Stock Awards: 4.9; 7.5
Shares Issued and Outstanding: 105.3; 123.6	3.2	434.8
Retained Earnings	3,440.5	3,333.0
Accumulated Other Comprehensive Income, Net of Taxes	484.2	356.8

Total Shareholders’ Equity	3,927.9	4,124.6

Total Liabilities and Shareholders’ Equity	$14,199.0	$14,887.0

*	See Investment Portfolio (SS-17) for more detail.
**	See Capitalization (SS-18) for more detail.

Safeco Corporation - January 30, 2007 - Page SS-7

Safeco Corporation

Income Summary

(In Millions)

	Three Months Ended December 31		Year Ended December 31
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Income Before Income Taxes
Property & Casualty
Underwriting Profit	$178.1	$159.5	$711.7	$519.2
Net Investment Income	120.9	119.0	476.6	460.6
Restructuring and Asset Impairment Charges	(3.0)	(0.2)	(25.7)	(2.7)

Total Property & Casualty	296.0	278.3	1,162.6	977.1
Corporate	(21.8)	(10.2)	(61.1)	(47.8)

Total	274.2	268.1	1,101.5	929.3
Gains on Sales of Real Estate	13.3	—	168.7	—
Losses on Debt Repurchases	(1.6)	—	(4.5)	(4.0)
Contribution to Safeco Insurance Foundation	—	—	(30.0)	—
Net Realized Investment Gains	3.2	9.2	3.8	60.4

Total Income Before Income Taxes	$289.1	$277.3	$1,239.5	$985.7

Total Provision for Income Taxes	$72.7	$86.6	$359.5	$294.6

After-Tax Income
Property & Casualty
Underwriting Profit	$119.2	$102.0	$459.2	$340.6
Net Investment Income	94.6	88.6	366.1	340.0
Restructuring and Asset Impairment Charges	(1.9)	(0.1)	(16.7)	(1.7)

Total Property & Casualty	211.9	190.5	808.6	678.9
Corporate	(4.6)	(6.2)	(27.5)	(28.7)

Total	207.3	184.3	781.1	650.2
Gains on Sales of Real Estate	8.6	—	109.6	—
Losses on Debt Repurchases	(1.0)	—	(2.9)	(2.6)
Contribution to Safeco Insurance Foundation	—	—	(19.5)	—
Net Realized Investment Gains	1.5	6.4	11.7	43.5

Net Income	$216.4	$190.7	$880.0	$691.1

Impact of Contribution to Safeco Insurance Foundation
Contribution to Safeco Insurance Foundation	$—	$—	$(30.0)	$—
Net Realized Investment Gains	—	—	29.2	—

Total Income Before Income Taxes	—	—	(0.8)	—
Benefit from Income Taxes	—	—	10.5	—

Net Income	$—	$—	$9.7	$—

Safeco Corporation - January 30, 2007 - Page SS-8

Safeco Property & Casualty

Underwriting Profit (Loss) and Combined Ratios

(In Millions except ratios)

Net U/W Profit (Loss)	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	Full Year 2006	Full Year 2005
Safeco Personal Insurance
Auto	$48.5	$80.1	$62.0	$53.5	$18.6	$244.1	$139.6
Property	32.1	53.1	32.3	46.2	52.5	163.7	198.2
Specialty	7.6	2.9	7.3	11.2	(0.8)	29.0	6.9

Total SPI	88.2	136.1	101.6	110.9	70.3	436.8	344.7

Safeco Business Insurance
SBI Regular	36.5	28.7	58.9	38.1	47.9	162.2	144.7
SBI Special Accounts Facility	22.4	8.4	23.7	14.2	56.8	68.7	78.7

Total SBI	58.9	37.1	82.6	52.3	104.7	230.9	223.4

Surety	32.7	19.4	22.0	24.3	18.6	98.4	55.0
P&C Other*	(1.7)	(35.6)	(16.9)	(0.2)	(34.1)	(54.4)	(103.9)

Total Property & Casualty	$178.1	$157.0	$189.3	$187.3	$159.5	$711.7	$519.2

Net Combined Ratios (GAAP)

Safeco Personal Insurance
Auto	92.7%	88.2%	90.9%	92.2%	97.3%	91.0%	95.1%
Property	86.1	76.8	85.8	79.3	77.3	82.0	78.3
Specialty	72.7	89.1	72.1	54.6	103.5	72.5	93.0

Total SPI	90.5	85.4	89.2	88.1	92.7	88.3	91.0

Safeco Business Insurance
SBI Regular	88.4	90.8	81.0	87.7	85.0	87.0	88.6
SBI Special Accounts Facility	65.7	86.8	64.8	79.1	19.3	74.0	72.2

Total SBI	84.5	90.1	78.1	86.1	73.0	84.7	85.6

Surety	58.9	74.2	68.8	66.2	73.8	66.9	78.9
P&C Other*	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	87.2%	88.7%	86.7%	86.9%	89.1%	87.3%	91.1%

*	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited as well as SFIS, which we sold in April 2006.

Safeco Corporation - January 30, 2007 - Page SS-9

Safeco Property & Casualty

Net Written Premiums

(In Millions)

	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	Full Year 2006	Full Year 2005
Net Written Premiums

Safeco Personal Insurance
Auto	$640.7	$675.7	$662.4	$698.9	$673.3	$2,677.7	$2,820.0
Property	224.8	258.6	248.3	192.5	220.8	924.2	908.2
Specialty	23.4	29.7	33.6	23.9	21.3	110.6	101.3

Total SPI	888.9	964.0	944.3	915.3	915.4	3,712.5	3,829.5

Safeco Business Insurance
SBI Regular	302.1	308.5	337.9	314.4	289.0	1,262.9	1,263.0
SBI Special Accounts Facility	67.2	65.8	63.6	70.9	67.8	267.5	275.1

Total SBI	369.3	374.3	401.5	385.3	356.8	1,530.4	1,538.1

Surety	78.6	85.0	84.5	78.2	68.0	326.3	278.4
P&C Other	1.5	2.4	29.5	39.3	42.3	72.7	156.1

Total Property & Casualty	$1,338.3	$1,425.7	$1,459.8	$1,418.1	$1,382.5	$5,641.9	$5,802.1

	Percent Change Over Prior Year Same Quarter					Percent Change YTD
Net Written Premiums (Percent Change)

Safeco Personal Insurance
Auto	-4.8%	-6.1%	-5.6%	-3.7%	-1.4%	-5.0%	4.2%
Property	1.8	5.7	1.1	-2.4	0.7	1.8	-1.1
Specialty	9.9	8.8	11.3	6.2	7.6	9.2	8.5

Total SPI	-2.9	-2.8	-3.4	-3.2	-0.7	-3.1	3.0

Safeco Business Insurance
SBI Regular	4.5	-0.2	-0.8	-3.0	-5.1	0.0	0.4
SBI Special Accounts Facility	-0.9	-7.6	-2.9	0.3	-5.7	-2.8	-6.8

Total SBI	3.5	-1.6	-1.2	-2.4	-5.2	-0.5	-1.0

Surety	15.6	13.0	11.9	31.0	16.6	17.2	20.3
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty *	-3.2%	-3.8%	-2.8%	-1.2%	-0.8%	-2.8%	2.4%

Certain reclassifications have been made to the prior periods to conform to the current-period presentation.

*	Excluding the impact of SFIS from all six periods, the percent change (over prior year) for 4th quarter 2006 net written premiums was -0.2%, 3rd quarter 2006 net written premiums was -1.6% and 2nd quarter 2006 net written premiums was -2.4% for Total Property & Casualty.

Safeco Corporation - January 30, 2007 - Page SS-10

Safeco Property & Casualty

Net Earned Premiums

(In Millions)

	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	Full Year 2006	Full Year 2005
Net Earned Premiums

Safeco Personal Insurance
Auto	$667.2	$676.0	$684.0	$686.0	$701.3	$2,713.2	$2,820.4
Property	230.8	228.5	226.8	222.9	231.3	909.0	913.3
Specialty	27.5	27.2	25.9	24.8	25.6	105.4	98.1

Total SPI	925.5	931.7	936.7	933.7	958.2	3,727.6	3,831.8

Safeco Business Insurance
SBI Regular	315.7	310.2	310.4	309.1	318.0	1,245.4	1,272.2
SBI Special Accounts Facility	65.5	63.4	67.2	68.1	70.4	264.2	283.2

Total SBI	381.2	373.6	377.6	377.2	388.4	1,509.6	1,555.4

Surety	79.7	75.4	70.6	71.8	71.1	297.5	260.9
P&C Other	1.8	2.7	29.9	39.2	42.2	73.6	157.3

Total Property & Casualty	$1,388.2	$1,383.4	$1,414.8	$1,421.9	$1,459.9	$5,608.3	$5,805.4

	Percent Change Over Prior Year Same Quarter					Percent Change YTD
Net Earned Premiums (Percent Change)

Safeco Personal Insurance
Auto	-4.9%	-5.5%	-3.7%	-1.1%	1.0%	-3.8%	7.3%
Property	-0.2	0.9	-0.4	-2.2	-0.6	-0.5	-0.8
Specialty	7.4	7.5	7.5	7.4	8.9	7.4	8.8

Total SPI	-3.4	-3.6	-2.7	-1.2	0.8	-2.7	5.3

Safeco Business Insurance
SBI Regular	-0.7	-3.5	-2.7	-1.5	0.7	-2.1	3.9
SBI Special Accounts Facility	-7.0	-7.8	-7.9	-4.1	-4.5	-6.7	-2.7

Total SBI	-1.9	-4.2	-3.7	-2.0	-0.3	-2.9	2.6

Surety	12.1	12.5	11.4	20.9	26.3	14.0	28.5
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty *	-4.9%	-5.3%	-2.9%	-0.5%	1.6%	-3.4%	5.0%

*	Excluding the impact of SFIS from all six periods, the percent change (over prior year) for 4th quarter 2006 net earned premiums was -2.2%, 3rd quarter 2006 net earned premiums was -3.0% and 2nd quarter 2006 net earned premiums was -2.4% for Total Property & Casualty.

Safeco Corporation - January 30, 2007 - Page SS-11

Safeco Property & Casualty

Safeco Personal Insurance (SPI)

(In Millions)

	4TH QTR 2006		3RD QTR 2006		2ND QTR 2006		1ST QTR 2006		4TH QTR 2005		Full Year 2006	Full Year 2005
AUTO

Underwriting Profit	$48.5		$80.1		$62.0		$53.5		$18.6		$244.1	$139.6

Loss and LAE Ratio	69.4%		65.2%		66.8%		69.3%		73.5%		67.7%	72.1%
Expense Ratio	23.3		23.0		24.1		22.9		23.8		23.3	23.0

Combined Ratio	92.7%		88.2%		90.9%		92.2%		97.3%		91.0%	95.1%

Impact of Catastrophes	0.8%		0.7%		1.9%		1.2%		0.7%		1.1%	0.8%

Policies In Force (000’s)	1,738.7		1,748.3		1,773.9		1,799.5		1,813.4
% Chg Prior Year Same Qtr	-4.1%		-4.3%		-3.3%		-1.4%		0.6%

Retention - Voluntary Auto	79.5%		79.3%		79.0%		79.1%		79.5%

New Business Policies (000’s)	87.3		82.5		78.6		93.7		92.6
% Chg Prior Year Same Qtr	-5.7%		-23.8%		-31.3%		-27.4%		-28.9%

Net Written Premiums	$640.7		$675.7		$662.4		$698.9		$673.3
% Chg Prior Year Same Qtr	-4.8%		-6.1%		-5.6%		-3.7%		-1.4%

Net Earned Premiums	$667.2		$676.0		$684.0		$686.0		$701.3
% Chg Prior Year Same Qtr	-4.9%		-5.5%		-3.7%		-1.1%		1.0%

PROPERTY

Underwriting Profit	$32.1		$53.1		$32.3		$46.2		$52.5		$163.7	$198.2

Loss and LAE Ratio	56.3%		47.8%		56.4%		51.2%		48.1%		52.9%	50.1%
Expense Ratio	29.8		29.0		29.4		28.1		29.2		29.1	28.2

Combined Ratio	86.1%		76.8%		85.8%		79.3%		77.3%		82.0%	78.3%

Impact of Catastrophes	12.2%		7.5%		16.9%		10.1%		8.3%		11.7%	11.1%
Impact of Non-Cat Weather	4.3%		4.7%		5.9%		5.1%		3.3%		5.0%	4.5%

Policies In Force (000’s)	1,368.4	*	1,348.2	*	1,323.9	*	1,317.2	*	1,316.4	*
% Chg Prior Year Same Qtr	4.0	% *	2.5	% *	0.6	% *	0.1	% *	-0.2	% *

Retention - Homeowners	86.0	% *	85.7	% *	85.4	% *	85.2	% *	85.1	% *

New Business Policies (000’s)	67.5		78.5		57.3		46.0		48.2
% Chg Prior Year Same Qtr	40.0%		36.0%		3.1%		-1.1%		27.9%

Net Written Premiums	$224.8		$258.6		$248.3		$192.5		$220.8
% Chg Prior Year Same Qtr	1.8%		5.7%		1.1%		-2.4%		0.7%

Net Earned Premiums	$230.8		$228.5		$226.8		$222.9		$231.3
% Chg Prior Year Same Qtr	-0.2%		0.9%		-0.4%		-2.2%		-0.6%

SPECIALTY

Underwriting Profit (Loss)	$7.6		$2.9		$7.3		$11.2		$(0.8)		$29.0	$6.9

Loss and LAE Ratio	42.4%		59.9%		40.4%		25.8%		74.3%		42.5%	64.6%
Expense Ratio	30.3		29.2		31.7		28.8		29.2		30.0	28.4

Combined Ratio	72.7%		89.1%		72.1%		54.6%		103.5%		72.5%	93.0%

Impact of Catastrophes	0.2%		-0.3%		-0.7%		-12.0%		20.7%		-3.0%	9.4%

*	Excludes Florida where Safeco is non-renewing policies. Retention ratio including Florida for the fourth quarter of 2006 was 84.1%, third quarter of 2006 was 84.3%, second quarter of 2006 was 84.5%, first quarter of 2006 was 84.9% and fourth quarter of 2005 was 85.2%. PIF including Florida for the fourth quarter of 2006 was 1,370.2, third quarter of 2006 was 1,355.8, second quarter of 2006 was 1,338.3, first quarter of 2006 was 1,340.0 and fourth quarter of 2005 was 1,344.2.

Safeco Corporation - January 30, 2007 - Page SS-12

Safeco Property & Casualty

Safeco Business Insurance (SBI)

(In Millions)

	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	Full Year 2006	Full Year 2005
SAFECO BUSINESS INSURANCE

Underwriting Profit	$58.9	$37.1	$82.6	$52.3	$104.7	$230.9	$223.4

Loss and LAE Ratio	50.8%	53.3%	41.9%	54.5%	39.1%	50.2%	52.6%
Expense Ratio	33.7	36.8	36.2	31.6	33.9	34.5	33.0

Combined Ratio	84.5%	90.1%	78.1%	86.1%	73.0%	84.7%	85.6%

Impact of Catastrophes	0.9%	0.2%	3.1%	1.6%	0.6%	1.5%	4.7%

SBI REGULAR

Underwriting Profit	$36.5	$28.7	$58.9	$38.1	$47.9	$162.2	$144.7

Loss and LAE Ratio	54.7%	55.5%	44.6%	55.3%	50.4%	52.5%	54.9%
Expense Ratio	33.7	35.3	36.4	32.4	34.6	34.5	33.7

Combined Ratio	88.4%	90.8%	81.0%	87.7%	85.0%	87.0%	88.6%

Impact of Catastrophes	1.1%	0.2%	3.2%	2.5%	0.7%	1.8%	4.6%

Policies In Force (000’s)	510.0	506.4	506.4	505.6	507.9
% Chg Prior Year Same Qtr	0.4%	-0.7%	-0.8%	-0.3%	-0.6%

Retention	80.0%	78.6%	78.3%	79.2%	79.5%

New Business Policies (000’s)	27.2	27.5	28.1	25.9	23.3
% Chg Prior Year Same Qtr	16.7%	3.8%	-2.4%	-1.5%	-9.0%

Net Written Premiums	$302.1	$308.5	$337.9	$314.4	$289.0
% Chg Prior Year Same Qtr	4.5%	-0.2%	-0.8%	-3.0%	-5.1%

Net Earned Premiums	$315.7	$310.2	$310.4	$309.1	$318.0
% Chg Prior Year Same Qtr	-0.7%	-3.5%	-2.7%	-1.5%	0.7%

SBI SPECIAL ACCOUNTS FACILITY

Underwriting Profit	$22.4	$8.4	$23.7	$14.2	$56.8	$68.7	$78.7

Combined Ratio	65.7%	86.8%	64.8%	79.1%	19.3%	74.0%	72.2%

Impact of Catastrophes	-0.1%	0.1%	2.5%	-2.4%	0.0%	0.0%	5.4%

Safeco Corporation - January 30, 2007 - Page SS-13

Safeco Property & Casualty

Surety, Other and Total

(In Millions Except Ratios)

	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	Full Year 2006	Full Year 2005
SURETY

Underwriting Profit	$32.7	$19.4	$22.0	$24.3	$18.6	$98.4	$55.0

Combined Ratio	58.9%	74.2%	68.8%	66.2%	73.8%	66.9%	78.9%

P&C OTHER *

Underwriting Loss	$(1.7)	$(35.6)	$(16.9)	$(0.2)	$(34.1)	$(54.4)	$(103.9)

TOTAL PROPERTY & CASUALTY

Underwriting Profit	$178.1	$157.0	$189.3	$187.3	$159.5	$711.7	$519.2

Loss and LAE Ratio	58.7%	59.6%	56.9%	59.0%	59.9%	58.5%	62.7%
Expense Ratio	28.5	29.1	29.8	27.9	29.2	28.8	28.4

Combined Ratio (CR)	87.2%	88.7%	86.7%	86.9%	89.1%	87.3%	91.1%

Impact of Catastrophes	2.6	1.6	4.3	2.5	3.8	2.8	4.5

CR excluding Catastrophes	84.6%	87.1%	82.4%	84.4%	85.3%	84.5%	86.6%

	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	Full Year 2006	Full Year 2005
Catastrophes

SPI - Auto	$5.3	$4.5	$12.7	$8.3	$4.9	$30.8	$24.3
SPI - Property	28.1	17.2	38.3	22.6	17.4	106.2	103.9
SPI - Specialty	0.1	(0.2)	(0.1)	(3.0)	5.2	(3.2)	9.3
SBI - Regular	3.3	0.8	10.0	7.7	(0.2)	21.8	59.1
SBI - Special Accounts Facility	—	—	1.7	(1.6)	—	0.1	17.5
P&C Other*	(0.7)	0.2	(1.9)	2.0	24.1	(0.4)	53.3

Total	$36.1	$22.5	$60.7	$36.0	$51.4	$155.3	$267.4

*	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited as well as SFIS, which we sold in April 2006.

Safeco Corporation - January 30, 2007 - Page SS-14

Safeco Property & Casualty

Favorable (Unfavorable) Prior-Year Reserve Development

($ In millions)

	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005	Full Year 2006	Full Year 2005
Prior-Year Reserve Development

Safeco Personal Insurance
Auto	$29.2	$22.6	$25.6	$20.8	$5.8	$98.2	$34.7
Property	1.9	12.8	(3.7)	4.7	12.1	15.7	11.0
Specialty	2.9	1.3	3.7	4.6	(0.4)	12.5	2.3

	34.0	36.7	25.6	30.1	17.5	126.4	48.0
Safeco Business Insurance
SBI Regular	4.9	3.0	20.2	(1.5)	20.5	26.6	36.5
SBI Special Accounts Facility	3.2	13.5	14.8	6.7	41.3	38.2	42.5

	8.1	16.5	35.0	5.2	61.8	64.8	79.0
Surety	11.3	(2.6)	(1.6)	(1.8)	(11.3)	5.3	(32.9)
P&C Other*	(6.4)	(29.9)	(13.4)	(0.6)	(12.1)	(50.3)	(48.2)

Total Property & Casualty	$47.0	$20.7	$45.6	$32.9	$55.9	$146.2	$45.9

*	P&C Other includes results for large commercial business accounts and commercial specialty programs in runoff and other product lines that we have exited as well as SFIS, which we sold in April 2006.

Safeco Corporation - January 30, 2007 - Page SS-15

Safeco Corporation

Productivity Measures

Metrics *	4TH QTR 2006	3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005

PIF / FTE	558	526	498	485	484

Expense / PIF **	$254	$260	$257	$253	$247

*	Excluding impact of SFIS, which we sold on April 30, 2006.
**	Expense represents annual (12 month trailing) G&A expense and paid UAE (loss handling expenses). It excludes commissions, legal defense costs, premium taxes and other expenses.

Safeco Property & Casualty

Statutory Information

(In Millions Except Ratios)

Loss and Loss Adjustment Expense (LAE) Reserves	Three Months Ended December 31		Year Ended December 31
	2006	2005	2006	2005
Loss and LAE Reserves, Beginning of Period	$4,769.8	$4,982.2	$4,909.9	$4,819.2
Net Losses and LAE Incurred	821.3	816.2	3,289.0	3,630.3
Net Losses and LAE Paid	(854.5)	(883.4)	(3,462.3)	(3,534.5)

Loss and LAE Reserves, End of Period	$4,736.6	$4,915.0	$4,736.6	$4,915.0

	4TH QTR 2006		3RD QTR 2006	2ND QTR 2006	1ST QTR 2006	4TH QTR 2005
P&C Balance Sheet
Total Capital and Surplus	$3,920.2	*	$3,933.8	$3,790.7	$3,789.9	$3,691.9

Ratio of Net Written Premiums (Annualized) to Total Capital and Surplus	1.44	*	1.46	1.52	1.50	1.57

*	Estimated

Safeco Corporation - January 30, 2007 - Page SS-16

Safeco Corporation

Investment Portfolio

(In Millions)

	12/31/2006%		12/31/2005%
Investment Portfolio (Market Value)
Fixed Maturities - Taxable	$4,785.5	44.9	$6,352.8	60.5
Fixed Maturities - Nontaxable	4,333.5	40.7	3,009.1	28.7
Marketable Equity Securities	1,529.7	14.3	1,123.5	10.7

Total Fixed Maturities & Marketable Equity Securities	10,648.7	99.9	10,485.4	99.9
Other Invested Assets	14.3	0.1	10.7	0.1

Total Investment Portfolio	$10,663.0	100.0	$10,496.1	100.0

	12/31/2006		12/31/2005
Rating (Market Value) - Fixed Maturities
AAA	53.9%		46.6%
AA	14.4		12.6
A	19.4		26.0
BBB	10.4		12.8

Total Investment Grade	98.1		98.0

BB or lower	0.9		1.1
Not Rated	1.0		0.9

Total Below Investment Grade	1.9		2.0

Total	100.0%		100.0%

Average Rating	A+		A+

	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
P&C Pretax Investment Income	$120.9	$121.0	$117.8	$116.9	$119.0
Tax Rate on P&C Investment Income	21.71%	23.09%	23.60%	24.36%	25.54%
Pretax Investment Income	$128.0	$130.9	$125.5	$124.7	$125.2
Tax Rate on Investment Income	22.31%	23.87%	24.18%	24.91%	25.94%

Fixed Maturities at Cost	$8,901.6	$9,007.2	$9,011.9	$9,137.5	$9,199.1
Fixed Maturities at Market	9,119.0	9,213.3	9,018.9	9,202.7	9,361.9
Marketable Equity Securities at Cost	1,018.4	990.7	862.3	800.3	737.7
Marketable Equity Securities at Market	1,529.7	1,419.9	1,238.9	1,194.4	1,123.5

Total Cost	$9,934.3	$10,009.1	$9,885.6	$9,949.3	$9,947.5
Total Market	$10,663.0	$10,644.4	$10,269.2	$10,408.6	$10,496.1
% Fixed Maturities - Taxable (at market)	44.9%	50.1%	53.2%	56.7%	60.5%
% Fixed Maturities - Nontaxable (at market)	40.6%	36.4%	34.7%	31.7%	28.7%
% Marketable Equity Securities (at market)	14.3%	13.4%	12.0%	11.5%	10.7%
% Other	0.1%	0.1%	0.1%	0.1%	0.1%

P&C Market YTM on Fixed Maturities Portfolio	4.89%	4.93%	5.36%	5.14%	4.85%
P&C Book YTM on Fixed Maturities Portfolio	5.22%	5.21%	5.13%	5.05%	5.02%
P&C Duration of Fixed Maturities Portfolio	4.66 *	4.46 *	4.63 *	4.94	4.75

*	Beginning in the second quarter of 2006, we have refined our effective duration calculation to represent our current fixed maturities portfolio, reflecting municipal bond yield volatility that is less than that of taxable bonds.

	Three Months Ended December 31		Year Ended December 31
	2006	2005	2006	2005
Net Realized Investment Gains (Losses) (After Tax)
Gains on Securities Transactions	$5.9	$11.6	$60.1	$55.1
Impairments	(10.5)	(4.9)	(51.5)	(10.0)
Other	6.1	(0.3)	3.1	(1.6)

Net Realized Investment Gains	$1.5	$6.4	$11.7	$43.5

Safeco Corporation - January 30, 2007 - Page SS-17

Safeco Corporation

Capitalization

(In Millions)

	12/31/2006	12/31/2005	12/31/2004
Debt
$300 million back up line of credit (unused)	$—	$—	$—
6.875%, due 7/15/07 (non callable)*	197.3	200.0	200.0
4.20%, due 2/1/08 (non callable)	200.0	200.0	200.0
4.875%, due 2/1/10 (non callable)	300.0	300.0	300.0
7.25%, due 9/1/12 (non callable) **	204.1	204.1	230.0
8.072% debentures due 2037 *** (Callable by Safeco at 104 in 2007)	348.6	402.9	402.9

Total Debt	$1,250.0	$1,307.0	$1,332.9

Equity	$3,927.9	$4,124.6	$3,920.9

Total Capital (Debt + Equity)	$5,177.9	$5,431.6	$5,253.8

Debt to Capital	24.1%	24.1%	25.4%
Adjusted Debt**** to Capital	22.8%	22.6%	23.8%
Debt to Equity	31.8%	31.7%	34.0%

Debt to Capital (excluding FAS 115)	25.0%	24.5%	26.5%
Adjusted Debt**** to Capital (excluding FAS 115)	23.6%	23.0%	24.9%
Debt to Equity (excluding FAS 115)	33.3%	32.5%	36.0%

*	Reflects the repurchase of $2.7 of debt in November 2006.
**	Reflects the repurchase of $25.9 of debt in August 2005.
***	Reflects the repurchase of $15.0 of debt in February 2006, $17.3 of debt in May 2006 and $22.0 of debt in November 2006.
****	20% equity credit for 8.072% debentures due 2037.

Safeco Corporation - January 30, 2007 - Page SS-18